Exhibit 99.1
ARES COMMERCIAL REAL ESTATE CORPORATION
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

On September 18, 2026, a wholly-owned subsidiary of Ares Commercial Real Estate Corporation (the “Company”) completed the sale of a multi-building office property located in North Carolina to an unaffiliated buyer for a cash purchase price of $64 million (the “Sale”). As previously disclosed, the Company acquired legal title to the property through a deed in lieu of foreclosure on September 19, 2024, and the property was classified as held for sale starting with the three months ended March 31, 2026.

The accompanying unaudited pro forma consolidated balance sheet as of June 30, 2026 has been prepared to give effect to the Sale as if it had occurred on June 30, 2026. The accompanying unaudited pro forma consolidated statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 have been prepared to give effect to the Sale as if it had occurred on January 1, 2025. The unaudited pro forma financial statements include certain pro forma adjustments which are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K. The pro forma adjustments are intended to illustrate the estimated effect of the Sale but should not be deemed to be representations regarding any gain or loss to be recognized in accordance with U.S. generally accepted accounting principles or representations regarding the anticipated use of proceeds received from the Sale. The Company’s consolidated historical columns have been derived from the Company’s audited financial statements for the year ended December 31, 2025 and from the unaudited interim financial statements as of and for the six months ended June 30, 2026.

The unaudited pro forma consolidated financial statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the Sale had occurred on January 1, 2025 or on June 30, 2026, as applicable. Accordingly, the unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what the Company’s actual financial position and results of operations would have been had the Sale occurred on the date indicated, nor are they indicative of the Company’s future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or the Company’s ultimate performance compared to it.

The unaudited pro forma consolidated financial statements and accompanying notes thereto set forth below should be read in conjunction with the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The adjustments made to historical financial information give effect to events that are directly attributable to the Sale and are factually supportable. The unaudited pro forma consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X.

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2026
(in thousands, except share and per share data)
(unaudited)

	Consolidated Historical	Pro Forma Adjustments Sale of North Carolina Office Property		Consolidated Pro Forma
ASSETS
Cash and cash equivalents	$17,558	$61,908	(A)	$79,466
Restricted cash	41,017	—		41,017
Loans held for investment	1,748,835	—		1,748,835
Current expected credit loss reserve	(137,810)	—		(137,810)
Loans held for investment, net of current expected credit loss reserve	1,611,025	—		1,611,025
Real estate owned held for investment, net	76,238	—		76,238
Real estate owned held for sale	53,934	(53,934)	(B)	—
Other assets	17,503	(1,243)	(C)	16,260
Total assets	$1,817,275	$6,731		$1,824,006
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$1,173,027	$—		$1,173,027
Secured term loan	89,722	—		89,722
Due to affiliate	4,199	—		4,199
Dividends payable	8,458	—		8,458
Other liabilities	52,644	(1,902)	(C)	50,742
Total liabilities	1,328,050	(1,902)		1,326,148
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized and 55,481,113 shares issued and outstanding	532	—		532
Additional paid-in capital	822,606	—		822,606
Accumulated earnings (deficit)	(333,913)	8,633		(325,280)
Total stockholders' equity	489,225	8,633		497,858
Total liabilities and stockholders' equity	$1,817,275	$6,731		$1,824,006

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2026
(in thousands, except share and per share data)
(unaudited)

	Consolidated Historical	Pro Forma Adjustments Sale of North Carolina Office Property		Consolidated Pro Forma
Revenue:
Interest income	$52,660	$—		$52,660
Interest expense	(36,543)	—		(36,543)
Net interest margin	16,117	—		16,117
Revenue from real estate owned	11,699	(5,333)	(D)	6,366
Total revenue	27,816	(5,333)		22,483
Expenses:
Management and incentive fees to affiliate	4,794	—		4,794
Professional fees	1,519	—		1,519
General and administrative expenses	3,140	—		3,140
General and administrative expenses reimbursed to affiliate	1,639	—		1,639
Expenses from real estate owned	6,435	(2,307)	(D)	4,128
Total expenses	17,527	(2,307)		15,220
(Provision for) reversal of current expected credit losses, net	(12,003)	—		(12,003)
Realized losses on loans	(3,340)	—		(3,340)
Income (loss) before income taxes	(5,054)	(3,026)		(8,080)
Income tax expense (benefit), including excise tax	169	—		169
Net income (loss) attributable to common stockholders	$(5,223)	$(3,026)		$(8,249)
Earnings (loss) per common share:
Basic earnings (loss) per common share	$(0.09)			$(0.15)
Diluted earnings (loss) per common share	$(0.09)			$(0.15)
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	55,344,923			55,344,923
Diluted weighted average shares of common stock outstanding	55,344,923			55,344,923

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2025
(in thousands, except share and per share data)

	Consolidated Historical	Pro Forma Adjustments Sale of North Carolina Office Property		Consolidated Pro Forma
		(unaudited)		(unaudited)
Revenue:
Interest income	$97,590	$—		$97,590
Interest expense	(65,159)	—		(65,159)
Net interest margin	32,431	—		32,431
Revenue from real estate owned	22,402	(9,377)	(D)	13,025
Total revenue	54,833	(9,377)		45,456
Expenses:
Management and incentive fees to affiliate	9,837	—		9,837
Professional fees	2,755	—		2,755
General and administrative expenses	7,042	—		7,042
General and administrative expenses reimbursed to affiliate	3,618	—		3,618
Expenses from real estate owned	18,157	(9,475)	(D)	8,682
Total expenses	41,409	(9,475)		31,934
(Provision for) reversal of current expected credit losses, net	17,845	—		17,845
Realized losses on loans	(34,643)	—		(34,643)
Realized gain on sale of real estate owned	2,757	—		2,757
Income (loss) before income taxes	(617)	98		(519)
Income tax expense (benefit), including excise tax	285	—		285
Net income (loss) attributable to common stockholders	$(902)	$98		$(804)
Earnings (loss) per common share:
Basic earnings (loss) per common share	$(0.02)			$(0.01)
Diluted earnings (loss) per common share	$(0.02)			$(0.01)
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,886,025			54,886,025
Diluted weighted average shares of common stock outstanding	54,886,025			54,886,025

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(A)Represents the estimated cash proceeds from the Sale, net of estimated transaction costs, closing prorations and adjustments typical of a real estate sale transaction, as if the Sale had occurred on June 30, 2026. The estimated cash proceeds are based on the preliminary closing statement and are subject to customary post-closing adjustments and true-up procedures. The transaction costs, closing prorations and adjustments have not been reflected in the unaudited pro forma consolidated statements of operations as they will not have an ongoing impact on the Company.
(B)Represents the carrying amount of the multi-building office property located in North Carolina as of June 30, 2026.
(C)Represents the net operating assets and liabilities held at the multi-building office property located in North Carolina as of June 30, 2026.
(D)Represents the historical revenues and expenses related to the operations of the multi-building office property located in North Carolina, as applicable. For the six months ended June 30, 2026, the adjustment does not include depreciation or amortization expense as none was incurred for the multi-building office property as it was classified as held for sale.